Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5453

BD ANNOUNCES RESULTS FOR 2014 FOURTH FISCAL QUARTER AND FULL YEAR;

PROVIDES FISCAL 2015 GUIDANCE

•	Reports fourth quarter adjusted diluted earnings per share from continuing operations of $1.68. This represents growth of 13.0 percent on a currency-neutral basis, or 9.1 percent including the unfavorable impact of foreign currency. Reported diluted earnings per share from continuing operations for the fourth quarter were $1.53.

•	Announces full fiscal year revenues of $8.446 billion, an increase of 5.2 percent on a currency-neutral basis, or 4.9 percent including the unfavorable impact of foreign-currency. Reports adjusted diluted earnings per share, excluding the amortization of acquisition-related intangibles, of $6.50 for the full fiscal year, in-line with the Company’s expectations. Adjusted diluted earnings per share from continuing operations were $6.25. Reported diluted earnings per share from continuing operations were $5.99.

•	Expects full fiscal year 2015 adjusted diluted earnings per share from continuing operations, excluding the amortization of acquisition-related intangibles, to be between $6.76 and $6.83, which represents growth of 8.0 to 9.0 percent on a currency-neutral basis. Including the estimated unfavorable impact of foreign-currency, the Company expects adjusted diluted earnings per share growth of 4.0 to 5.0 percent. The Company expects full fiscal year reported diluted earnings per share from continuing operations to be between $6.47 to $6.54.

Franklin Lakes, NJ (November 4, 2014) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.202 billion for the fourth fiscal quarter ended September 30, 2014, representing an increase of 4.8 percent from the prior-year period, or 4.6 percent on a foreign currency-neutral basis. For the full fiscal year ended September 30, 2014, BD reported revenues of $8.446 billion, representing an increase of 4.9 percent over the prior-year period, or 5.2 percent on a foreign currency-neutral basis.

“Our strong fourth quarter and fiscal year 2014 results mark the conclusion of another successful year for the Company,” said Vincent A. Forlenza, Chairman, CEO and President. “Organic revenue growth continued to accelerate and we delivered a higher quality of earnings while maintaining our ongoing investments to support our innovation strategy. We have built a strong foundation for growth and look forward to fiscal year 2015 with confidence.”

Fourth Quarter Fiscal 2014 Discussion

Reported diluted earnings per share from continuing operations for the fourth quarter were $1.53, compared with $0.46 in the prior-year period. Current quarter results included pre-tax charges of $46 million, or $0.15 per share, which primarily consisted of employee termination costs associated with a workforce reduction. The results in the prior-year’s period included pre-tax charges of $347 million, or $1.08 per share, which primarily consisted of a charge from the RTI verdict. Excluding the impact of these items, adjusted diluted earnings per share from continuing operations were $1.68 compared with $1.54 in the prior-year period. This represents an increase of 9.1 percent, or 13.0 percent on a currency-neutral basis. The effect of these charges on the current and prior-year results are detailed in the accompanying reconciliation of non-GAAP financial measures.

For the full fiscal year ended September 30, 2014, diluted earnings per share from continuing operations were $5.99, compared with $4.67 in the prior-year period. Excluding the specified fourth quarter charges in the current and prior year discussed above, as well as other items detailed in the accompanying reconciliation of non-GAAP financial measures from previous quarters of the current and prior year, adjusted diluted earnings per share from continuing operations were $6.25 compared with $5.81 in the prior-year period. This represents growth of 7.6 percent, or 11.4 percent on a currency-neutral basis. Excluding the first quarter incremental impact of the medical device excise tax, which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act, adjusted diluted earnings per share from continuing operations were $6.29, representing growth of 8.3 percent, or 12.0 percent on a currency-neutral basis.

Beginning in fiscal year 2015, we will exclude amortization of acquisition-related intangible assets from our adjusted diluted earnings per share non-GAAP measure. Adjusted diluted earnings per share for 2014 would have been $6.50 if amortization of acquisition-related intangibles had been excluded.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $1.193 billion, representing an increase of 6.5 percent compared with the prior-year period, or an increase of 6.1 percent on a foreign currency-neutral basis. The segment’s revenue growth reflects strong sales in the Diabetes Care and Pharmaceutical Systems units. For the twelve-month period ended September 30, 2014, BD Medical revenues increased 6.2 percent, or 6.3 percent on a currency-neutral basis.

In the BD Diagnostics segment, worldwide revenues for the quarter were $708 million, representing an increase of 4.2 percent on both a reported and currency-neutral basis as compared with the prior-year period. The segment’s growth was driven by solid sales in the Preanalytical Systems and Diagnostic Systems units. For the twelve-month period ended September 30, 2014, BD Diagnostics revenues increased 2.5 percent, or 3.3 percent on a currency-neutral basis.

In the BD Biosciences segment, worldwide revenues for the quarter were $301 million, which were about flat on both a reported and currency-neutral basis compared with the prior-year period, as expected. The segment’s results were impacted by an unfavorable comparison resulting from prior-year order timing in Western Europe. For the twelve-month period ended September 30, 2014, BD Biosciences revenues increased 5.2 percent, or 5.5 percent on a currency-neutral basis.

Geographic Results

Fourth quarter revenues in the U.S. of $871 million represent an increase of 2.3 percent over the prior-year period. Revenues outside of the U.S. were $1.331 billion, representing an increase of 6.6 percent compared with the prior-year period, or an increase of 6.2 percent on a foreign currency-neutral basis. International revenues reflected continued strength in emerging markets and sales of safety-engineered products.

For the twelve-month period ended September 30, 2014, revenues in the U.S. were $3.417 billion, representing an increase of 1.9 percent compared with the prior-year period. Revenues outside of the U.S. were $5.029 billion, representing an increase of 7.0 percent when compared with the prior-year period, or 7.6 percent on a foreign currency-neutral basis.

Fiscal 2015 Outlook for Full Year

The Company estimates that revenues for the full fiscal year 2015 will increase 4.5 to 5.0 percent on a foreign currency-neutral basis. On a reported basis, revenues are expected to increase 2.0 to 2.5 percent due to the unfavorable impact of foreign currency. The Company expects adjusted diluted earnings per share from continuing operations, excluding amortization of acquisition-related intangibles, to be between $6.76 and $6.83 for the full fiscal year 2015, which represents currency-neutral growth of 8.0 to 9.0 percent over 2014 adjusted diluted earnings per share of $6.50. Including the estimated unfavorable impact of foreign-currency, adjusted diluted earnings per share are expected to grow between 4.0 to 5.0 percent. The Company expects full fiscal year reported diluted earnings per share from continuing operations to be between $6.47 to $6.54.

Due to the announced agreement to acquire CareFusion Corporation, beginning in fiscal year 2015, the Company’s adjusted diluted earnings per share measure will exclude amortization of acquisition-related intangible assets. The Company’s share repurchase program has been suspended in connection with the specified agreement, which has an estimated unfavorable impact of $0.07 to $0.09 to fiscal year 2015 adjusted diluted earnings per share.

Conference Call Information

A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Tuesday, November 4, 2014. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, November 11th, 2014, confirmation number 14009656.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving drug delivery, enhancing the diagnosis of infectious diseases and cancers, supporting the management of diabetes and advancing cellular research. We have more than 30,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2015 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: potential cuts in governmental healthcare spending, which could result in reduced demand for our product or downward pricing pressure; measures to contain healthcare costs; adverse changes in regional, national or foreign economic conditions, including any impact that may result on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems; competitive factors including technological advances and new products introduced by competitors; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws and regulations impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2014	2013	% Change
REVENUES	$2,202	$2,101	4.8

Cost of products sold	1,099	1,014	8.4
Selling and administrative	561	877	(36.0)
Research and development	140	133	5.7

TOTAL OPERATING COSTS AND EXPENSES	1,801	2,024	(11.0)

OPERATING INCOME	401	76	NM

Interest income	10	14	(28.7)
Interest expense	(36)	(34)	5.8
Other income, net	1	3	(65.9)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	376	60	NM

Income tax provision (benefit)	76	(31)	NM

INCOME FROM CONTINUING OPERATIONS	301	91	NM

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $0 AND $1, RESPECTIVELY	—	—	—

NET INCOME	$301	$91	NM

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.56	$0.47	NM
Income from discontinued operations	$—	$—	—
Net income	$1.56	$0.46	NM

Diluted:
Income from continuing operations	$1.53	$0.46	NM
Income from discontinued operations	$—	$—	—
Net income	$1.53	$0.46	NM

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	192,332	194,697
Diluted	196,460	198,628

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2014	2013	% Change
REVENUES	$8,446	$8,054	4.9

Cost of products sold	4,145	3,883	6.7
Selling and administrative	2,145	2,422	(11.4)
Research and development	550	494	11.3

TOTAL OPERATING COSTS AND EXPENSES	6,840	6,800	0.6

OPERATING INCOME	1,606	1,254	28.0

Interest income	46	40	15.1
Interest expense	(135)	(138)	(2.2)
Other income, net	5	9	(45.6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,522	1,165	30.6

Income tax provision	337	236	42.8

INCOME FROM CONTINUING OPERATIONS	1,185	929	27.5

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $0 AND $222, RESPECTIVELY	—	364	NM

NET INCOME	$1,185	$1,293	(8.4)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$6.13	$4.76	28.8
Income from discontinued operations	$—	$1.86	NM
Net income	$6.13	$6.63	(7.5)

Diluted:
Income from continuing operations	$5.99	$4.67	28.3
Income from discontinued operations	$—	$1.83	NM
Net income	$5.99	$6.49	(7.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	193,299	195,157
Diluted	197,709	199,193

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Three Months Ended September 30,
	2014	2013	% Change
BD MEDICAL
United States	$456	$440	3.4
International	737	680	8.4

TOTAL	$1,193	$1,120	6.5

BD DIAGNOSTICS
United States	$319	$319	0.0
International	389	361	7.9

TOTAL	$708	$680	4.2

BD BIOSCIENCES
United States	$96	$92	4.4
International	205	208	(1.7)

TOTAL	$301	$300	0.2

TOTAL REVENUES
United States	$871	$851	2.3
International	1,331	1,249	6.6

TOTAL	$2,202	$2,101	4.8

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Twelve Months Ended September 30,
	2014	2013	% Change
BD MEDICAL
United States	$1,799	$1,727	4.2
International	2,774	2,579	7.6

TOTAL	$4,573	$4,306	6.2

BD DIAGNOSTICS
United States	$1,251	$1,272	(1.7)
International	1,462	1,374	6.4

TOTAL	$2,713	$2,646	2.5

BD BIOSCIENCES
United States	$366	$354	3.5
International	793	748	6.0

TOTAL	$1,159	$1,102	5.2

TOTAL REVENUES
United States	$3,417	$3,353	1.9
International	5,029	4,701	7.0

TOTAL	$8,446	$8,054	4.9

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30,

(Unaudited; Amounts in millions)

	United States
	2014	2013	% Change
BD MEDICAL
Medical Surgical Systems	$257	$252	1.9
Diabetes Care	123	113	8.4
Pharmaceutical Systems	76	75	1.1

TOTAL	$456	$440	3.4

BD DIAGNOSTICS
Preanalytical Systems	$171	$170	0.4
Diagnostic Systems	148	149	(0.4)

TOTAL	$319	$319	0.0

BD BIOSCIENCES	$96	$92	4.4

TOTAL UNITED STATES	$871	$851	2.3

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2014	2013	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$331	$308	7.4	7.0	0.4
Diabetes Care	141	131	7.9	7.8	0.1
Pharmaceutical Systems	265	241	9.9	8.8	1.1

TOTAL	$737	$680	8.4	7.8	0.6

BD DIAGNOSTICS
Preanalytical Systems	$187	$172	8.7	8.4	0.3
Diagnostic Systems	202	189	7.1	7.3	(0.2)

TOTAL	$389	$361	7.9	7.8	0.1

BD BIOSCIENCES	$205	$208	(1.7)	(1.8)	0.1

TOTAL INTERNATIONAL	$1,331	$1,249	6.6	6.2	0.4

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2014	2013	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$588	$560	4.9	4.7	0.2
Diabetes Care	264	244	8.2	8.1	0.1
Pharmaceutical Systems	341	316	7.8	7.0	0.8

TOTAL	$1,193	$1,120	6.5	6.1	0.4

BD DIAGNOSTICS
Preanalytical Systems	$358	$342	4.6	4.4	0.2
Diagnostic Systems	350	338	3.8	3.9	(0.1)

TOTAL	$708	$680	4.2	4.2	—

BD BIOSCIENCES	$301	$300	0.2	0.1	0.1

TOTAL REVENUES	$2,202	$2,101	4.8	4.6	0.2

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30,

(Unaudited; Amounts in millions)

	United States
	2014	2013	% Change
BD MEDICAL
Medical Surgical Systems	$1,016	$983	3.4
Diabetes Care	481	450	6.9
Pharmaceutical Systems	303	294	2.8

TOTAL	$1,799	$1,727	4.2

BD DIAGNOSTICS
Preanalytical Systems	$678	$666	1.7
Diagnostic Systems	573	606	(5.3)

TOTAL	$1,251	$1,272	(1.7)

BD BIOSCIENCES	$366	$354	3.5

TOTAL UNITED STATES	$3,417	$3,353	1.9

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2014	2013	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$1,292	$1,213	6.5	8.2	(1.7)
Diabetes Care	557	519	7.2	8.9	(1.7)
Pharmaceutical Systems	926	847	9.3	6.5	2.8

TOTAL	$2,774	$2,579	7.6	7.8	(0.2)

BD DIAGNOSTICS
Preanalytical Systems	$734	$686	7.0	8.3	(1.3)
Diagnostic Systems	728	688	5.8	7.3	(1.5)

TOTAL	$1,462	$1,374	6.4	7.8	(1.4)

BD BIOSCIENCES	$793	$748	6.0	6.5	(0.5)

TOTAL INTERNATIONAL	$5,029	$4,701	7.0	7.6	(0.6)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2014	2013	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$2,307	$2,196	5.1	6.0	(0.9)
Diabetes Care	1,037	969	7.0	8.0	(1.0)
Pharmaceutical Systems	1,229	1,142	7.6	5.6	2.0

TOTAL	$4,573	$4,306	6.2	6.3	(0.1)

BD DIAGNOSTICS
Preanalytical Systems	$1,412	$1,352	4.4	5.1	(0.7)
Diagnostic Systems	1,301	1,294	0.6	1.4	(0.8)

TOTAL	$2,713	$2,646	2.5	3.3	(0.8)

BD BIOSCIENCES	$1,159	$1,102	5.2	5.5	(0.3)

TOTAL REVENUES	$8,446	$8,054	4.9	5.2	(0.3)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in millions)

	Three Months Ended September 30,
			% Change
	2014	2013	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$301	$303	(0.8)	(0.8)	—
International	265	233	14.1	13.7	0.4

TOTAL	$566	$536	5.7	5.5	0.2

BY SEGMENT
BD Medical	$287	$269	6.6	6.4	0.2
BD Diagnostics	279	267	4.8	4.6	0.2

TOTAL	$566	$536	5.7	5.5	0.2

	Twelve Months Ended September 30,
			% Change
	2014	2013	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$1,207	$1,182	2.1	2.1	—
International	1,016	917	10.8	12.3	(1.5)

TOTAL	$2,223	$2,099	5.9	6.6	(0.7)

BY SEGMENT
BD Medical	$1,119	$1,045	7.1	7.8	(0.7)
BD Diagnostics	1,104	1,054	4.7	5.4	(0.7)

TOTAL	$2,223	$2,099	5.9	6.6	(0.7)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2014 Quarter-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,
	2014	2013	Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share from Continuing Operations	$1.53	$0.46	$1.07	$(0.06)	$1.13	NM	NM

Non-cash pension settlement charges associated with lump sum benefit payments made primarily from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost in each year. The charges also included settlement losses associated with certain foreign pension plans. ($3 million or $2 million after-tax and $6 million or $4 million after-tax, respectively)	0.01	0.02

Adjustment to the carrying amount of an asset that is being held for sale ($5 million or $3 million after-tax)	0.02	—

Employee termination costs associated with a workforce reduction ($36 million or $23 million after-tax)	0.12	—

Acquisition-related transaction costs incurred in connection with the GenCell Biosystems and pending CareFusion acquisitions ($6 million or $4 million after-tax)	0.02	—

Revision to the estimated probable loss previously recorded as a result of the decision to terminate a research and development program in the Medical segment ($4 million or $2 million after-tax)	(0.01)	—

Charge associated with the unfavorable verdict returned in the antitrust and false advertising lawsuit filed against the Company by RTI ($341 million or $211 million after-tax)	—	1.06

Adjusted Diluted Earnings per Share from Continuing Operations	$1.68	$1.54	$0.14	$(0.06)	$0.20	9.1%	13.0%

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2014 Year-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Twelve Months Ended September 30,
	2014	2013	Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share from Continuing Operations	$5.99	$4.67	$1.32	$(0.22)	$1.54	28.3%	33.0%

Write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Biosciences segment ($20 million or $12 million after-tax)	0.06	—

Cost associated with the decision to early terminate a European distributor arrangement in the Diagnostics segment ($11 million or $8 million after-tax)	0.04	—

Gain from a cash distribution received from the sale of company, in which BD had a small equity ownership ($8 million or $5 million after-tax)	(0.03)	—

Charge associated with the decision to terminate a research and development program in the Medical segment; the charge relates to program asset write-offs and obligations ($6 million or $4 million after-tax)	0.02	—

Non-cash pension settlement charges associated with lump sum benefit payments made primarily from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost in each year. The charges also included settlement losses associated with certain foreign pension plans. ($3 million or $2 million after-tax and $6 million or $4 million after-tax, respectively)	0.01	0.02

Adjustment to the carrying amount of an asset that is being held for sale ($5 million or $3 million after-tax)	0.02	—

Employee termination costs associated with a workforce reduction ($36 million or $23 million after-tax)	0.12	—

Acquisition-related transaction costs incurred in connection with the GenCell Biosystems and pending CareFusion acquisitions ($6 million or $4 million after-tax)	0.02	—
Charge associated with the litigation settlement related to indirect purchaser antitrust class action cases ($22 million or $14 million after-tax)	—	0.07

Charge associated with the unfavorable verdict returned in the antitrust and false advertising lawsuit filed against the Company by RTI ($341 million or $211 million after-tax)	—	1.06

Adjusted Diluted Earnings per Share from Continuing Operations (1)(2)	$6.25	$5.81	$0.44	$(0.22)	$0.66	7.6%	11.4%

Non-cash expenses associated with the amortization of acquisition related intangibles ($74 million or $51 million after-tax and $73 million or $50 million after-tax, respectively)	0.26	0.25

Adjusted Diluted Earnings per Share from Continuing Operations for "Cash" EPS	$6.50	$6.06	$0.44	$(0.22)	$0.66	7.3%	10.9%

(1)	The total of specified items adjusted from fiscal year 2014 Diluted Earnings per Share from Continuing Operations per the details above is $0.25.
(2)	The incremental first quarter fiscal year 2014 impact of the medical device excise tax (which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act) was $0.05. Excluding this impact, adjusted diluted earnings per share from continuing operations grew, on a foreign currency-neutral basis, by 12.0% to $6.29.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2015 Outlook Reconciliation

	Reported Basis	FX Impact	FXN Basis

Revenues - Full Year 2015 estimated growth	2.0% - 2.5%	(2.5%)	4.5% - 5.0%

	Full Year 2015	Full Year 2014	% Increase
	(estimated)

Reported Fully Diluted Earnings per Share from Continuing Operations	$6.47 - 6.54	$5.99	NM

Amortization of acquisition related intangibles, net of tax	0.29	0.26

Other specified items adjusted from 2014 results per previous table	—	0.25

Adjusted Fully Diluted Earnings per Share from Continuing Operations	$6.76 - 6.83	$6.50	4.0% - 5.0%

FX Impact			(4.0%)

Adjusted FXN Growth			8.0% - 9.0%

NM - Not Meaningful

FXN = Foreign Currency Neutral